Exhibit 4.42

CEMEX, S.A.B. DE C.V.

975,000,000 CPOs,

directly or in the form of ADSs

Underwriting Agreement

September 22, 2009

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

Santander Investment Securities Inc.

As Representatives of the

    several Underwriters listed

    in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Santander Investment Securities Inc.

45 East 53rd Street

New York, New York 10022

Ladies and Gentlemen:

CEMEX, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized under the laws of Mexico (the “Company”), proposes to sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 975,000,000 Ordinary Participation Certificates of the Company (certificados de participación ordinarios, or “CPOs”) (each CPO representing two Series A Shares (the “Series A Shares”) and one Series B Share (the “Series B Shares”), each without par value, of the Company’s common stock), directly or in the form of American Depositary Shares (“ADSs”), each ADS representing ten CPOs (collectively, the “Underwritten Shares”). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 146,250,000 CPOs, directly or in the form of ADSs (collectively, the “Option Shares”). The Underwritten Shares and the Option Shares are referred to herein as the “Shares.”

The parties hereto agree that 446,250,000 of the Underwritten Shares are outstanding CPOs (the “Selling Subsidiary Shares”) held and to be sold hereunder by certain wholly-owned subsidiaries of the Company listed on Schedule 2 hereto (the “Selling Subsidiaries”).

The ADSs will be issued by the ADS Depositary (as defined below) pursuant to the Second Amended and Restated Deposit Agreement (the “ADS Deposit Agreement”), dated as of August 10, 1999, as amended by Amendment No. 1 thereto dated July 1, 2005, among the Company, Citibank, N.A., as depositary (the “ADS Depositary”), and holders and beneficial owners from time to time of ADSs evidenced by American Depositary Receipts (“ADRs”) issued by the ADS Depositary thereunder.

The CPOs have been or will be issued by the CPO Trustee (as defined below) under the terms of the Fideicomiso No. 111033-9, dated September 6, 1999, as amended (the “CPO Trust Agreement”), entered into between the Company and Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex, as trustee (the “CPO Trustee”), and other than the Selling Subsidiary Shares, pursuant to an Acta de Emisión dated September 7, 1999 in the case of the Selling Subsidiary Shares and a Segunda Acta de Emisión dated September September 7, 2009 in the case of the other Shares (together, the “CPO Deeds”), executed by the CPO Trustee with the acknowledgment and approval of the Mexican Comisión Nacional Bancaria y de Valores (the “CNBV”) and after obtaining an independent appraisal from Nacional Financiera, S.N.C.

The Company and the Selling Subsidiaries are concurrently entering into a Contrato de Colocación (the “Mexican Underwriting Agreement”), dated the date hereof, providing for the sale by the Company to the Mexican underwriters identified therein (the “Mexican Underwriters”) of an aggregate of 325,000,000 CPOs (the “Mexican Firm CPOs”) and providing for the grant to the Mexican Underwriters, acting for this purpose through J.P. Morgan Casa de Bolsa, S.A. de C.V., J.P. Morgan Grupo Financiero, of an option to purchase from the Company up to 48,750,000 additional CPOs (the “Mexican Option CPOs”). In addition, each of the Mexican Underwriters is entering into one or several contratos de sindicación, dated the date hereof, with each of the Mexican casas de bolsa that are part of the Mexican underwriting syndicate. The Mexican Firm CPOs and the Mexican Option CPOs are referred to herein as the “Mexican CPOs.” The Mexican CPOs will be offered and sold in Mexico (the “Mexican Offering”) only pursuant to a Spanish-language prospectus (the “Mexican Prospectus”), which will be substantially similar, with respect to information disclosed, to the Prospectus (as defined below), with such differences as are appropriate to reflect Mexican law and market practices. The offering contemplated by this Agreement and the Mexican Offering are referred to herein as the “Global Offering.”

The Underwriters and the Mexican Underwriters have entered into an Intersyndicate Agreement, dated the date hereof, which provides for, among other things, reallocation, responsibility for stabilization activities and offering restrictions.

The Company and the Selling Subsidiaries hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Securities Act”) an “automatic shelf registration statement” (as defined pursuant to Rule 405 under the Securities Act) on Form F-3 (File No. 333-161787) relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; the prospectus filed as part of the Registration Statement is referred to herein as “Base Prospectus”; the Base Prospectus, as supplemented by the preliminary prospectus supplement related to the Shares, as filed with the SEC pursuant to Rule 424(a) under the Securities Act, which omits Rule 430 Information, is referred to herein as the “Preliminary Prospectus”; and the Base Prospectus, as supplemented by the final prospectus supplement related to the Shares, as filed with the SEC pursuant to Rule 424(a) under the Securities Act, in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation of sales of the Shares, is referred to herein as the “Prospectus.” Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the

Securities Act, as of the effective date of the Registration Statement or the date of the Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A hereto, the “Pricing Disclosure Package”): the Preliminary Prospectus dated September 8, 2009 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 5:30 P.M., New York City time, on September 22, 2009.

2. Purchase of the Shares by the Underwriters.

(a) The Company and the Selling Subsidiaries agree, severally and jointly, to sell the Underwritten Shares to the several Underwriters as provided in Schedule 2 hereto, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company and the Selling Subsidiaries the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per CPO of MXP 15.90 and per ADS of U.S.$ 11.93750.

In addition, the Company agrees to sell the Option Shares to the several Underwriters as provided in Schedule 2 hereto, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the purchase price set forth in the preceding paragraph, less an amount per Option Share, as the case may be, equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company and the Selling Subsidiaries by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares for the sole purpose of covering sales of Shares in excess of the number of Underwritten Shares; it being understood that such option shall be exercised in a coordinated manner with, but may be exercised separately from, the option under the Mexican Underwriting Agreement to purchase Mexican Option CPOs. The Underwriters may exercise such option at any time in whole, or from time to time in part, on or before the thirtieth day following the date hereof, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Underwriters may elect to have ADSs, in lieu of CPOs, delivered and paid for under this Agreement. The Representatives on behalf of the Underwriters shall notify the Company, not less than two full business days prior to the Closing Date or the Additional Closing Date (as defined hereinafter), as the case may be, of the portion of Shares to be delivered in the form of ADSs. The Company and the Selling Subsidiaries shall deposit the CPOs underlying such Shares with the Mexican custodian for the ADS Depositary in accordance with the provisions of the ADS Deposit Agreement against the issuance of ADSs.

(c) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares outside of Mexico on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any broker-dealer affiliate of an Underwriter.

(d) Payment for the Shares shall be made by wire transfer in immediately available funds, in the case of Shares purchased in the form of ADSs hereunder, in U.S. dollars to the U.S. dollar account in New York City and, in the case of Shares purchased in the form of CPOs hereunder, in Mexican pesos to the Mexican peso account in Mexico, in each case specified by the Company and the Selling Subsidiaries to the Representatives, in the case of the Underwritten Shares, at 10:00 A.M., New York City time, on September 28, 2009, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares, or at such other time and date as the Representatives and the Company may agree upon in writing. The date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with transfer taxes, if any, payable in connection with the sale of such Shares duly paid by the Company. Delivery of the ADSs shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. Delivery of the CPOs shall be made through the facilities of S.D. Indeval, Institución para el Depósito de Valores, S.A. de C.V. (“Indeval”) to the accounts of Mexican custodians maintained at Indeval as so requested by the Representatives. The forms of ADRs and CPOs will be made available for inspection by the Representatives at the offices of Simpson Thacher & Bartlett LLP not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(e) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of the Preliminary Prospectus has been issued by the SEC; the Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act; and the Preliminary Prospectus, at the time of filing thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Preliminary Prospectus (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof).

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in such Pricing Disclosure Package (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof).

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) or (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed on Annex A, each electronic road show and any other written communications approved in writing in advance by the Representatives or (iii) for the avoidance of doubt, solely in connection with the Mexican CPOs in the Mexican Offering, the Mexican Prospectus and other offering documents contemplated in the Mexican Underwriting Agreement. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or the Preliminary Prospectus in

reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or the Preliminary Prospectus (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof).

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the SEC not earlier than three years prior to the date hereof; at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and was and is a “well-known seasoned issuer,” in each case as defined in Rule 405 under the Securities Act; the Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date; and no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the SEC, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the SEC. As of the effective date of the Registration Statement, the Registration Statement (considered together with the Preliminary Prospectus), and as of any post-effective amendment thereto, the Registration Statement and any such post-effective amendment, complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof).

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when they were filed with the SEC, conformed in all material respects to the requirements of the Securities Act and Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, when such documents are filed with the SEC, will conform in all material respects to the requirements of the Securities Act and Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein and no such documents were filed with the SEC since the SEC’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement.

(f) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with the financial reporting standards (normas de información financiera) in Mexico applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and have been reconciled to accounting principles generally accepted in the United States as required under the Securities Act, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein and the selected financial data set forth under the caption “Selected Consolidated Financial Information” in the Registration Statement, Pricing Disclosure Package and the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein.

(f) No Material Adverse Change. Neither the Company nor any of its significant subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity, results of operation, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g) Organization and Valid Existence. The Company has been duly incorporated and is validly existing as a sociedad anónima bursátil de capital variable under the laws of México, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and, to the extent applicable, is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on (A) the general affairs, business, properties, management, financial position or results of operation of the Company and its subsidiaries taken as a whole, or (B) the performance of the Transaction Documents or the consummation of any of the transactions contemplated thereby (a “Material Adverse Effect”) and each subsidiary of the

Company (including the Selling Subsidiaries) has been duly organized and is validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of organization, and has been duly qualified as a foreign entity for the transaction of business and, to the extent applicable, is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to be required by applicable law to be so qualified, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(h) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, Pricing Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company (including, without limitation, the shares of capital stock underlying the Shares to be sold by the Selling Subsidiaries hereunder) have been duly and validly issued and are fully paid and non-assessable and conform to the description thereof contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus. All of the issued shares of capital stock of each significant subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except as set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or similar rights to acquire the Shares or to rights of first offer, first refusal or similar rights in respect of the Shares; and, except as set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company or any of its subsidiaries, or obligations of the Company or any of its subsidiaries to issue, any shares of capital stock or other equity interest in the Company or any of its subsidiaries. All the CPOs (including the underlying Series A Shares and Series B Shares) have been duly registered with the Mexican Registro Nacional de Valores (the “RNV”), and the CPOs are listed and admitted for trading on the Bolsa Mexicana de Valores, S.A. de C.V. (the “Mexican Stock Exchange”) and deposited with Indeval; and there are no restrictions on subsequent transfers of the Shares under the laws of México and of the United States, other than as set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the certificates evidencing the CPOs and the underlying Series A and Series B shares (and, together with the ADS Deposit Agreement, the CPO Trust Agreement and the CPO Deeds, collectively referred to as, the “Transaction Documents”) and to perform its obligations thereunder; the Selling Subsidiaries have full right, power and authority to execute and deliver this Agreement and to perform their obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by each of the Company and the Selling Subsidiaries of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated thereby has been duly and validly taken.

(j) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Selling Subsidiaries.

(k) ADS Deposit Agreement. The ADS Deposit Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, concurso mercantil, quiebra, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the ADRs evidencing ADSs to be sold hereunder, issued by the ADS Depositary against the deposit of CPOs in respect thereof in accordance with the provisions of the ADS Deposit Agreement, have been or will be duly and validly issued and the persons in whose names the ADRs will be registered will be entitled to the rights specified therein and in the ADS Deposit Agreement; upon the sale and delivery to the Underwriters, and payment therefor, pursuant to this Agreement, the Underwriters will acquire good, marketable and valid title to such ADSs, free and clear of all rights of any third party, pledges, liens, security interests, charges, claims or encumbrances of any kind; and the ADS Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l) CPO Trust Agreement and CPO Deed. Each of the CPO Trust Agreement and CPO Deeds has been duly authorized, executed and delivered by the Company, the CPO Trustee and the other parties thereto, as applicable, and constitutes a valid and legally binding agreement of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, concurso mercantil, quiebra, reorganization and similar laws of general applicability relating to or affecting creditors’ rights generally; the CPOs to be sold hereunder, issued by the CPO Trustee against the transfer of the underlying Series A shares and Series B shares in accordance with the provisions of the CPO Trust Agreement and the CPO Deeds, have been or will be duly and validly issued and the persons in whose names the CPOs will be registered will be entitled to the rights specified therein and in the CPO Trust Agreement and the CPO Deeds; upon the sale and delivery to the Underwriters, and payment therefor, pursuant to this Agreement, the Underwriters will acquire valid title to such CPOs, free and clear of all rights of any third party, pledges, liens, security interests, charges, claims or encumbrances of any kind; and the CPO Trust Agreement and the CPO Deeds conform in all material respects to the descriptions thereof contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(m) Underlying Shares. The Series A Shares and the Series B Shares underlying the Shares to be sold hereunder have been duly or will be duly issued and, when the Shares are delivered and paid for as provided herein, will be fully paid and non-assessable; and the issuance and sale of the Series A Shares and Series B Shares is not subject to any preemptive or similar rights or rights of first offer, first refusal or similar rights.

(n) Sales by Selling Subsidiaries. Each of the Selling Subsidiaries has, and immediately prior to the Closing Date will have, good and valid title to the Shares to be sold at the Closing Date by such Selling Subsidiary hereunder, free and clear of all rights of any third party, pledges, liens, security interests, charges, claims or encumbrances of any kind; and upon the sale and delivery of such Shares (whether in the form of CPOs or ADSs), and payment therefor, pursuant to this Agreement, good, marketable and valid title to such Shares, free and clear of all rights of any third party, pledges, liens, security interests, charges, claims or encumbrances of any kind, will pass to the Underwriters.

(o) Descriptions of Common Stock, CPOs and ADSs. The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Common Stock,” “Description of CPOs” and “Description of ADSs,” insofar as they purport to constitute a summary of the terms of the Series A and Series B Shares, ADSs and CPOs, respectively, and the statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Item 10. Additional Information—Taxation,” insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize the matters referred to therein.

(p) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws (estatutos sociales) or other constituent documents, (ii) in default in the performance or observance of any indenture, mortgage, deed of trust, loan agreement or other similar financing agreement or instrument or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority; except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Conflicts. The execution, delivery and performance by each of the Company and the Selling Subsidiaries of the Transaction Documents to which it is a party, the sale of the Shares and the issuance and sales of the Series A Shares and Series B Shares underlying the Shares, and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other similar financing agreement or instrument or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries (including the Selling Subsidiaries) is subject, (ii) result in any violation of the provisions of the charter, bylaws (estatutos sociales) or other constituent documents of the Company or any of the Selling Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clause (i), for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by each of the Company and the Selling Subsidiaries of the Transaction Documents to which it is a party, the sale of the Shares and the issuance and sales of the Series A Shares and Series B Shares underlying the Shares, or the consummation by the Company or the Selling Subsidiaries of the transactions contemplated by the Transaction Documents, except (A) the registration under the Securities Act of the Shares, (B) the approval of the CNBV to enter into the CPO Deed and issue CPOs, (C) the approval of the CNBV to conduct a public offering in Mexico of the Mexican CPOs and to register the Mexican CPOs with the RNV; (D) the favorable opinion of the Mexican Stock Exchange to undertake the public offering in Mexico of the Mexican CPOs and the listing of the Mexican CPOs; and (E) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside Mexico and the United States in connection with the purchase and distribution of the Shares, in each case as have been duly obtained and are in full force and effect.

(s) Legal Proceedings. Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or government proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by any court or arbitrator or governmental or regulatory authority or threatened by others.

(t) Independent Accountants. KPMG Cárdenas Dosal, S.C., who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the SEC and the U.S. Public Company Accounting Oversight Board and as required by the Securities Act.

(u) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus or as do not materially affect the operations, business or properties of the Company and its subsidiaries, taken as a whole, and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries taken as a whole.

(v) Licenses and Permits. The Company and each of its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all courts, arbitrators and governmental and regulatory authorities that are necessary to own or lease their other properties and conduct their businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus except for such licenses, franchises, permits, authorizations, approvals and orders and other concessions, the failure to obtain or possess would not individually or in the aggregate have a Material Adverse Effect.

(w) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (the “Investment Company Act”).

(x) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(y) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(z) Compliance with and Liability under Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate have a Material Adverse Effect, and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(aa) Review of Environmental Laws. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(bb) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(dd) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ee) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of Mexico, the United States and any other applicable jurisdiction, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), to the extent applicable to the Company and its subsidiaries, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and neither the Company nor the Selling Subsidiaries will, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(gg) No Stabilization. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(hh) Passive Foreign Investment Company. The Company does not expect to be a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for its current taxable year, and does not expect to become a PFIC in the future.

(ii) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(jj) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(kk) No Transfer Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters in connection with the sale and delivery of the Shares as contemplated in this Agreement or the sale and delivery by the Underwriters of the Shares as contemplated herein.

(ll) No Exchange Controls. Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, all cash dividends and other distributions declared and payable on the Shares may, under current Mexican law and regulations, be paid to holders thereof in Mexican pesos and may be converted into foreign currency that may be transferred out of Mexico.

Any certificate signed by any officer of the Company or any Selling Subsidiary and delivered to the Representatives or counsel of the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company and such Selling Subsidiary, as to matters covered thereby, to each Underwriter.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the Prospectus with the SEC within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports required to be filed by the Company with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the SEC relating to the Registration Statement or any other request by the SEC for any additional information; (v) of the issuance by the SEC of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as reasonably practicable the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the SEC and furnish to the Underwriters such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the SEC (to the extent required) and furnish to the Underwriters such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Securities Laws Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the SEC promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period of 90 days after the date of the Prospectus, the Company will not, directly or indirectly, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, or file with the SEC a registration statement under the Securities Act or with the CNBV a prospectus under Mexican securities laws relating to, any ADSs, CPOs or shares of common stock or any securities convertible into or exercisable or exchangeable for ADSs, CPOs or shares of common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of ADSs, CPOs or shares of common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of such securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Shares to be sold hereunder and the Mexican CPOs to be sold under the Mexican Underwriting Agreement; provided that the foregoing does not apply to (1) convertible securities publicly placed in the Mexican securities market with, among others, Mexican pension funds (SIEFORES), as described in each of the Pricing Disclosure Package and Prospectus and (2) any shares of common stock of the Company issued upon the exercise of options outstanding as of the date hereof. Notwithstanding the foregoing, if (A) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (B) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(i) Use of Proceeds. The Company and the Selling Subsidiaries will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j) No Stabilization. The Company and its subsidiaries will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(k) Exchange Listing. The Company will use its commercially reasonable efforts to list, subject to notice of issuance, the ADSs on the New York Stock Exchange and, to the extent Shares are delivered in the form of CPOs, CPOs on the Mexican Stock Exchange.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the SEC in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the SEC by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the SEC.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Optional Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and the Selling Subsidiaries of their covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the SEC; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the SEC under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the SEC for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and the Selling Subsidiaries and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading rated by a “nationally recognized statistical rating organization,” as such term is defined by the SEC for purposes of Rule 436(g)(2) under the Securities Act, shall have occurred in the rating accorded any debt securities of, or guaranteed by, the Company and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in each of the Pricing Disclosure Package and the Prospectus, the effect of which in the sole judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate in form and substance reasonably satisfactory to the Representatives of an authorized officer of the Company (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG Cárdenas Dosal, S.C. shall have furnished to the Representatives in form and substance reasonably satisfactory to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g) Opinion and Negative Assurance of General Counsel. Lic. Ramiro G. Villarreal, General Counsel to the Company, shall have furnished to the Representatives his written opinion and negative assurance, dated the Closing Date or Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.

(h) Opinion and Negative Assurance of Counsel for the Company. Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and negative assurance letter, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(i) Opinion of Counsel for the ADS Depositary. Patterson Belknap Webb & Tyler LLP, New York counsel for the ADS Depositary, shall have furnished to the Representatives, at the request of the ADS Depositary, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.

(j) Opinion and Negative Assurance of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, special New York counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request in form and substance reasonably satisfactory to the Representatives, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) Opinion and Negative Assurance of Mexican Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and negative assurance letter of Ritch, Mueller, S.C., special Mexican counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request in form and substance reasonably satisfactory to the Representatives, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(m) Exchange Listing. The ADSs to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(n) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the Company relating to sales and certain other dispositions of ADSs, CPOs and shares of common stock of the Company or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(o) Mexican Approvals. (i) The CNBV shall have approved the entry into the CPO Deed and issuance of CPOs thereunder, (ii) the CNBV shall have approved the public offering in Mexico of the Mexican CPOs and the registration of the Mexican CPOs with the RNV and (iii) the Mexican Stock Exchange shall have given its favorable opinion to the public offering in

Mexico of the Mexico CPOs and listing of the Mexican CPOs and any CPOs sold in the form of CPOs hereunder; and no order or other type of official communication suspending the Mexican Offering shall have been issued by the CNBV or a Mexican judicial authority and continue in effect.

(p) Mexican Underwriting Agreement. On or prior to the Closing Date, the Mexican Underwriting Agreement shall have been signed. The closing of the sale of the Shares to be issued and sold pursuant to this Agreement shall occur concurrently with the closing of the Mexican CPOs to be sold by the Company and the Selling Subsidiaries pursuant to the Mexican Underwriting Agreement.

(q) ADSs. The ADS Depositary shall have furnished or caused to be furnished to the Representatives a certificate satisfactory to the Representatives evidencing the deposit of CPOs in respect of which the ADSs are to be delivered on the Closing Date or Additional Closing Date, as the case may be, and such other matters related thereto as the Representatives may reasonably request.

(r) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below).

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its affiliates, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any Pricing Disclosure Package (or any amendment or supplement thereto); it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the names of the underwriters set forth in the table under the second paragraph, the third, ninth, sixteenth and seventeenth paragraphs under the caption “Underwriting.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc., in consultation with the other Representatives, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Subsidiaries, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Subsidiaries, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Selling Subsidiaries from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the Mexican Stock Exchange; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal, New York State or Mexican authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States or Mexico, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated (including, without limitation, if (i) this Agreement is terminated pursuant to Section 9 hereof, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement), the Company will pay or cause to be paid (a) all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in connection therewith; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees, disbursements and expenses of the Company’s counsel and independent accountants in connection with the offering and sale of the Shares; (v) the reasonable and documented fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable and documented fees and expenses of counsel for the Underwriters); (vi) the costs and charges of any transfer agent, registrar, CPO trustee and depositary; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the U.S. Financial Industry Regulatory Authority (FINRA); (viii) all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable and documented fees, disbursements and other charges of legal counsels and other experts; provided that the aggregate fees of such legal counsels retained by the Underwriters that are subject to reimbursement are approved by the Company in advance of their being retained) incurred by the Underwriters in connection with the transactions contemplated hereby; and (ix) all reasonable and documented expenses incurred by the Company and the Underwriters in connection with any “road show” presentation to potential investors.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective affiliates, successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax: (212) 816-7912); Attention: Legal Department; and Santander Investment Securities Inc., 45 East 53rd Street, New York, New York 10022 (fax: (212) 407 7810; Attention: Iñigo Gaytán de Ayala. Notices to the Company shall be given to it at Av. Ricardo Margáin Zozaya No. 324, Colonia Valle del Campestre, San Pedro Garza García, Nuevo León, Mexico 66265 (fax: +52(81)8888-4432; Attention: Enrique Jimenez Hernandez, Manager, Capital Markets.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Currency. Each reference in this Agreement to dollars, U.S. dollars or U.S.$ (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligations of the Company and the Selling Subsidiaries and in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company and the Selling Subsidiaries will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company and the Selling Subsidiaries not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

(e) Additional Amounts. Each payment of fees or other amounts due to the Underwriters under this Agreement shall, except as required by applicable law, be made without withholding or deduction for or on account of any taxes imposed by any jurisdiction. If any taxes are required to be withheld or deducted from any such payment, the Company and the Selling Subsidiaries shall pay such additional amounts as may be necessary to ensure that the net amount actually received by the Underwriters after such withholding or deduction is equal to the amount that the Underwriter would have received had no such withholding or deduction been required.

(f) Waiver of Immunity. To the extent that the Company or any of its subsidiaries (including the Selling Subsidiaries) has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Company and its subsidiaries (including the Selling Subsidiaries) hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

(g) Jurisdiction and Venue. Each of the parties hereto hereby irrevocably agrees that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any U.S. Federal or State court located in the State of New York, County of New York (“New York Court”) and the competent courts located in its jurisdiction of domicile with respect to actions brought against it as defendant, irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and waives any right to which it may be entitled on account of place of residence or domicile, and irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding. Each of the Company and the Selling Subsidiaries has appointed Corporate Creations Network Inc. as its authorized agent (the “Authorized Agent” upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Company and the Selling Subsidiaries hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Company and the Selling Subsidiaries agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and the Selling Subsidiaries. The provisions of this Section 15(g) shall survive the termination of this Underwriting Agreement, in whole or in part.

(h) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(i) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CEMEX, S.A.B. de C.V.

By:	/s/ Hector Medina Aguiar
	Name:	Hector Medina Aguiar
	Title:	Executive VP Finance & Legal

PETROCEMEX, S.A. DE C.V.

By:	/s/ Hector Medina Aguiar
	Name:	Hector Medina Aguiar
	Title:	Executive VP Finance & Legal

CENTRO DISTRIBUIDOR DE CEMENTO, S.A. DE C.V.

By:	/s/ Hector Medina Aguiar
	Name:	Hector Medina Aguiar
	Title:	Executive VP Finance & Legal

EMPRESAS TOLTECA DE MÉXICO, S.A. DE C.V.

By:	/s/ Hector Medina Aguiar
	Name:	Hector Medina Aguiar
	Title:	Executive VP Finance & Legal

Accepted: September 22, 2009

J.P. MORGAN SECURITIES INC. CITIGROUP GLOBAL MARKETS INC. SANTANDER INVESTMENT SECURITIES INC.

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

J.P. MORGAN SECURITIES INC.

By:	/s/ Bill Contente
Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ J.R. Blackett
Authorized Signatory

SANTANDER INVESTMENT SECURITIES INC.

By:	/s/ Ignacio Menaye
Authorized Signatory

By:	/s/ Inigo Gaytàn De Ayala
Authorized Signatory

Schedule 1

Underwriter	Total Number of Underwritten Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
J.P. Morgan Securities Inc.	120,250,000	18,037,500
Citigroup Global Markets Inc.	120,250,000	18,037,500
Santander Investment Securities Inc.	120,250,000	18,037,500
Banco Bilbao Vizcaya Argentaria, S.A.	117,000,000	17,550,000
BNP PARIBAS	117,000,000	17,550,000
HSBC Securities (USA) Inc.	117,000,000	17,550,000
RBS Securities Inc.	117,000,000	17,550,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	48,750,000	7,312,500
Barclays Capital Inc.	48,750,000	7,312,500
Calyon Securities (USA) Inc.	9,750,000	1,462,500
ING Financial Markets LLC	9,750,000	1,462,500
Morgan Stanley & Co. Incorporated	9,750,000	1,462,500
Lazard Capital Markets LLC	9,750,000	1,462,500
Scotia Capital (USA) Inc.	9,750,000	1,462,500

	975,000,000	146,250,000

Total

Schedule 2

Company & Selling Subsidiaries	Total Number of Underwritten Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
CEMEX, S.A.B. de C.V.	528,750,000	146,250,000
Petrocemex, S.A. de C.V.	187,607,705	—
Centro Distribuidor de Cemento, S.A. de C.V.	156,015,812	—
Empresas Tolteca de México, S.A. de C.V.	102,626,483	—

Total	975,000,000	146,250,000

Annex A

a.	Pricing Disclosure Package

none

b.	Pricing Information Provided Orally by Underwriters

Offering Size: 1,300,000,000 CPOs, directly or in the form of ADSs (plus 15% over-allotment option)

International/Mexican Offerings: 975,000,000 / 325,000,000 (plus 15% over-allotment in each offering)

Public Offering Price: US$12.50000 per ADS / MXP 16.65 per CPO

Underwriters’ Discount and Commissions: 4.50%

A-1

Annex B

Form of Opinion and Negative Assurance of

Lic. Ramiro G. Villarreal, General Counsel of the Company

[to be inserted]

B-1

Annex C

Form of Opinion, Tax Opinion and Negative Assurance Letter of

Skadden, Arps, Slate, Meagher & Flom LLP, New York Counsel for the Company

[to be inserted]

C-1

Annex D

Form Opinion of Patterson Belknap Webb & Tyler LLP,

New York Counsel to the ADS Depositary

[to be inserted]

D-1

Exhibit A

FORM OF LOCK-UP AGREEMENT

September     , 2009

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

Santander Investment Securities Inc.

As Representatives of the

    several Underwriters listed

    in Schedule 1 to the Underwriting

    referred to below

c/o J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Santander Investment Securities Inc.

45 East 53rd Street

New York, New York 10022

Re:	CEMEX, S.A.B. DE C.V.

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with CEMEX, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized under the laws of Mexico (the “Company”), providing for the international offering outside of Mexico (the “International Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement, of Ordinary Participation Certificates of the Company (certificados de participación ordinarios, or “CPOs”) (each representing two Series A Shares (the “Series A Shares”) and one Series B Shares (the “Series B Shares”), each without par value, of the Company’s common stock), directly or in the form of American Depositary Shares (“ADSs”), each representing ten CPOs (collectively, the “Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the International Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the International Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of ADSs, CPOs or shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for ADSs, CPOs or shares of common stock (including without limitation, ADSs, CPOs or shares of common stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of ADSs, CPOs or shares of common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, CPOs or shares of common stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any ADSs, CPOs or shares of common stock or any security convertible into or exercisable or exchangeable for ADSs, CPOs or shares of common stock, in each case other than (A) transfers of shares of ADSs, CPOs or shares of common stock as a bona fide gift or gifts, (B) transfers of ADSs, CPOs or shares of common stock to any immediate family member of the undersigned or trust for the direct or indirect benefit of the undersigned and/or any immediate family member of the undersigned and (C) upon the death of the undersigned, transfers of ADSs, CPOs or shares of common stock by the estate of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (A), (B) or (C), each donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (A), (B) or (C), no filing by any party (donor, donee, transferor or transferee) under the U.S. Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the International Offering in reliance upon this Letter Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title: